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                                                                     EXHIBIT 5.1

                            THOMPSON & KNIGHT, P.C.
                            3300 First City Center
                              Dallas, Texas 75201


(214) 969-1358



                               November 17, 1995



Carrington Laboratories, Inc.
2001 Walnut Hill Lane
Irving, Texas  75038

          Re:  1995 Management Compensation Plan
               and 1995 Form S-8 Registration Statement
               ----------------------------------------

Gentlemen:

     We have acted as counsel for Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 250,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), for issuance pursuant to the Carrington Laboratories, Inc. 1995 Management Compensation Plan (the "Plan"). We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the 1933 Act.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

     Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.
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Carrington Laboratories, Inc.
November 17, 1995
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Respectfully submitted,

                              Thompson & Knight,
                              A Professional Corporation



                              By:  ____________________________________________
                                   Paul M. Johnston, Attorney

PMJ:ps